UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2019

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	RMD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 10, 2019, ResMed Inc. (“ResMed”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers parties to that agreement, in connection with the issuance and sale of $250,000,000 principal amount of ResMed’s 3.24% senior notes due July 10, 2026 (the “2026 Notes”), and $250,000,000 principal amount of ResMed’s 3.45% senior notes due July 10, 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”).

ResMed’s obligations under the Note Purchase Agreement and the Notes are unconditionally and irrevocably guaranteed by certain of ResMed’s direct and indirect U.S. subsidiaries, including ResMed Corp., ResMed Motor Technologies Inc., Birdie Inc., Inova Labs, Inc., Brightree LLC, Brightree Home Health & Hospice LLC, Brightree Patient Collections LLC, ResMed Operations Inc., HEALTHCAREfirst Holding Company, HCF Holdco Company, HEALTHCAREfirst, Inc., CareFacts Information Systems, LLC and Lewis Computer Services, LLC, MatrixCare Holdings Inc., MatrixCare, Inc., Reciprocal Labs Corporation and ResMed SaaS Inc. (each, a “Subsidiary Guarantor”), under a Subsidiary Guaranty Agreement dated as of July 10, 2019 (the “Subsidiary Guaranty Agreement”).

For a description of the material terms of the Note Purchase Agreement, the Notes and the Subsidiary Guaranty Agreement, please see Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

On July 10, 2019, ResMed issued $250,000,000 aggregate principal amount of the 2026 Notes and $250,000,000 aggregate principal amount of the 2029 Notes, pursuant to the Note Purchase Agreement. The 2026 Notes mature on July 10, 2026, and the 2029 Notes mature on July 10, 2029, unless earlier redeemed or prepaid pursuant to the terms of the Note Purchase Agreement. Interest on the Notes is payable semi-annually in arrears on January 10 and July 10 of each year beginning on January 10, 2020.

The Notes are senior unsecured obligations of ResMed, and jointly and severally guaranteed by each Subsidiary Guarantor.

ResMed intends to use the net proceeds from the offering of the Notes to pay down borrowings on its senior unsecured revolving credit facility.

ResMed may, at its option and upon notice to the purchasers of the applicable Notes, prepay at any time all, or from time to time any part of, the Notes in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so repaid, and the make-whole amount determined for the prepayment date with respect to such principal amount as set forth in the Note Purchase Agreement.

In the event of certain specified transactions involving a change of control of ResMed, ResMed will offer to prepay all, but not less than all, of each series of Notes then outstanding, at 100% of the principal amount so repaid, plus the make-whole amount determined for the prepayment date with respect to such principal amount as set forth in the Note Purchase Agreement.

Under the terms of the Note Purchase Agreement, ResMed agreed to customary covenants including with respect to its corporate existence, transactions with affiliates, and mergers and other extraordinary transactions. Pursuant to the Note Purchase Agreement, ResMed also agreed that, subject to limited exceptions, it will maintain a ratio of consolidated funded debt to consolidated EBITDA of no more than 3.50 to 1.00 as of the last day of any fiscal quarter, and will not at any time permit the amount of all secured and unsecured debt of ResMed and its subsidiaries to exceed 10% of ResMed’s consolidated tangible assets, determined as of the end of ResMed’s most recently ended fiscal quarter.

The Note Purchase Agreement also includes customary events of default, including, among other things, with respect to a failure by ResMed to pay interest as required by the Notes, or a breach by ResMed of its covenants in the Note Purchase Agreement. Upon an event of default, all outstanding amounts may become payable, and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (including interest accrued thereon at the applicable default rate) and the applicable make-whole amount determined in respect of such principal amount, will be immediately due and payable.

The Notes were offered and will be sold to accredited investors in an exempt transaction not involving a public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

A copy of the Note Purchase Agreement, including the form of the 2026 Notes, the form of the 2029 Notes and the form of the Subsidiary Guaranty Agreement, is attached to this Current Report on Form 8-K as exhibit 10.1 and is incorporated herein by reference. The foregoing descriptions of the material terms of the Note Purchase Agreement, the 2026 Notes, the 2029 Notes, and the Subsidiary Guaranty Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Note Purchase Agreement, dated July 10, 2019 among ResMed Inc. and the purchasers parties to that that agreement (including form of 3.24% Series A Senior Note due 2026, form of Series B 3.45% Senior Note due 2029, and form of Subsidiary Guaranty Agreement).

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934, as amended.

RESMED INC.

Date: July 15, 2019	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Secretary